UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2010

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On March 12, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”): (i) awarded cash bonuses with respect to 2009 to the Company’s “named executive officers” (as defined in the instructions to this item) (the “Named Executive Officers”); (ii) approved the annual base salaries of the Named Executive Officers for 2010 and (iii) granted restricted stock awards (including contingent awards) to the Named Executive Officers in the respective amounts set forth below.

Name and Title	2009 Bonus (1)	2010 Annual Base Salary	Restricted Stock Awards (Number of Shares) (2)	Contingent Restricted Stock Awards (Number of Shares) (3)
Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors	$281,132	$395,000	35,000	15,000

Patrick J. Spratt Chief Financial Officer	$128,103	$269,050	17,500	7,500

Robert J. Balog Senior Vice President, Engineering	$76,238	$228,522	10,500	4,500

James S. Dodez Vice President, Marketing and Strategic Planning	$84,374	$221,082	10,500	4,500

Robert W.B. Kits van Heyningen Vice President, Research and Development and Director	$69,177	$215,126	10,500	4,500

(1)	All bonuses paid to the Named Executive Officers with respect to 2009 were based on the degree of achievement of individual and corporate performance goals for 2009. The Compensation Committee determined in its discretion to award 100% of the portion of each Named Executive Officer’s bonus attributable to corporate performance (which portion comprised 75% of each Named Executive Officer’s target bonus for 2009) based on the Company’s earnings per share achievement in 2009 in light of the economic environment. The Compensation Committee determined the balance of the bonus amounts in its discretion based on its assessment of each Named Executive Officer’s achievement of his individual performance goals, after considering (other than in the case of the President) the recommendations of the President.

(2)	The Restricted Stock awards were made on the following terms: (a) the grantee will receive the Restricted Stock without payment of cash consideration; and (b) 25% of the total number of shares subject to the award will vest on each of March 12, 2011, March 12, 2012, March 12, 2013 and March 12, 2014.

(3)

The grantee will receive the Contingent Restricted Stock awards only if the stockholders of the Company approve such increase in the number of shares available for issuance under the Company’s 2006 Stock Incentive Plan (or another plan) as the Company shall propose for approval at the 2010 annual meeting of stockholders. If the Contingent Stock Awards are granted, the awards will be made on the following terms: (a) the grantee will receive the Contingent Restricted Stock without payment of cash consideration; and (b) 25% of the total number of shares subject to the award will vest on each of March 12, 2011, March 12, 2012, March 12, 2013 and March 12, 2014 but only to the extent that the Compensation Committee determines in its discretion that the Company has made satisfactory progress toward achievement of one or more of the Company’s fiber optic gyro corporate goals and one or more of the Company’s mini-VSAT corporate goals, consisting of business development, distribution and revenue goals, which will be determined in the sole discretion of the Committee, taking into account the general economic environment.

The Compensation Committee also approved a formula for calculating 2010 cash bonuses that will be payable in 2011. Under the formula, 75% of each executive’s bonus for 2010 is based on the degree of achievement of corporate performance goals and 25% of the bonus is based on the degree of achievement of individual performance goals. The portion of the bonus plan based on achieving corporate performance goals uses a sliding scale to determine bonus amounts based on the Company’s earnings before interest, taxes, depreciation and amortization and equity based compensation expenses (adjusted EBITDA) in 2010. The Committee has established a target bonus for each executive, ranging from 30% of annual base salary to 75% of annual base salary, and these bonuses will be payable if adjusted EBITDA falls within a stated range, as determined by the Compensation Committee. The threshold for bonus payment is 70% of the Company’s target adjusted EBITDA, and at this level of achievement, 45% of the target bonus for corporate performance will be earned. The maximum bonus payment for corporate performance will be awarded if the Company achieves 155% of its target adjusted EBITDA, and the payment will be 200% of the target bonus for corporate performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010	KVH INDUSTRIES, INC.

	By:	/S/ PATRICK J. SPRATT
Patrick J. Spratt
Chief Financial Officer